Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

SESI, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	76-0664124
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Superior Energy Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	75-2379388
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1105 Peters Road, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664198
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

A&W Water Service, Inc.

(Exact name of obligor as specified in its charter)

Colorado	84-0736559
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

AWS, Inc.

(Exact name of obligor as specified in its charter)

Delaware	80-0266467
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Advanced Oilwell Services, Inc.

(Exact name of obligor as specified in its charter)

Louisiana	72-1436239
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Blowout Tools, Inc.

(Exact name of obligor as specified in its charter)

Texas	76-0111962
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CES Mid-Continent Hamm, LLC

(Exact name of obligor as specified in its charter)

Delaware	56-2484983
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CES Rockies, Inc.

(Exact name of obligor as specified in its charter)

Delaware	90-0155974
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Complete Energy, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-2280957
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Concentric Pipe and Tool Rentals, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664127
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Connection Technology, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664128
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

CSI Technologies, LLC

(Exact name of obligor as specified in its charter)

Texas	47-0946936
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Drilling Logistics, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664199
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Fastorq, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664133
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

H.B. Rentals, L.C.

(Exact name of obligor as specified in its charter)

Louisiana	72-1307291
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Hamm & Phillips Service Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	73-1719295
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Integrated Production Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	34-2058998
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

International Snubbing Services, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664134
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LEED Tool Corporation

(Exact name of obligor as specified in its charter)

Colorado	84-1135139
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Monument Well Service Co.

(Exact name of obligor as specified in its charter)

Delaware	84-0732068
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Non-Magnetic Rental Tools, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664213
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Production Management Industries, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664137
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Pumpco Energy Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	71-0987310
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Rising Star Services, L.P.

(Exact name of obligor as specified in its charter)

Texas	32-0089488
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SEMO, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	81-0583622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SEMSE, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	81-0583620
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

SPN Fairway Acquisition, Inc.

(Exact name of obligor as specified in its charter)

Delaware	45-4535131
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Stabil Drill Specialties, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664138
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Stride Well Service Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	57-1212566
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Sub-Surface Tools, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664195
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Superior Energy Services Columbia, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-2427393
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Superior Energy Services, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	76-0664196
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Superior Holding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-0833087
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Superior Inspection Services, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	72-1454991
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Texas CES, Inc.

(Exact name of obligor as specified in its charter)

Texas	26-0372682
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Turner Energy Services, LLC

(Exact name of obligor as specified in its charter)

Delaware	74-3184576
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Warrior Energy Services Corporation

(Exact name of obligor as specified in its charter)

Delaware	20-8009424
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Wild Well Control, Inc.

(Exact name of obligor as specified in its charter)

Texas	74-1873477
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Workstrings International, L.L.C.

(Exact name of obligor as specified in its charter)

Louisiana	72-1340390
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

c/o Superior Energy Services, Inc. 11000 Equity Drive, Suite 300 Houston, Texas	77041
(Address of principal executive offices)	(Zip code)

7.125% Senior Notes due 2021

and Guarantees of 7.125% Senior Notes due 2021

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 26th day of June, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	802
Interest-bearing balances	401
Securities:
Held-to-maturity securities	0
Available-for-sale securities	622,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	78,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	7,193
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	180,552
Other assets	123,965

Total assets	$1,870,461

1

LIABILITIES
Deposits:
In domestic offices	504
Noninterest-bearing	504
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,926
Total liabilities	227,430
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	515,960
Accumulated other comprehensive income	4,551
Other equity capital components	0
Not available
Total bank equity capital	1,643,031
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,643,031

Total liabilities and equity capital	1,870,461

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

2